UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2013

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held at the principal office of the Company at 4650 Cushing Parkway, Fremont, California 94538 on November 7, 2013. The results of voting on the following items were as set forth below:

(a) The votes for nominated directors, to serve for the ensuing year, and until their successors are elected, were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Martin B. Anstice	128,135,146	298,025	14,373,082
Eric K. Brandt	128,148,651	284,520	14,373,082
Michael R. Cannon	127,545,094	888,077	14,373,082
Youssef A. El-Mansy	126,361,353	2,071,818	14,373,082
Christine A. Heckart	126,334,087	2,099,084	14,373,082
Grant M. Inman	125,817,240	2,615,931	14,373,082
Catherine P. Lego	128,114,742	318,429	14,373,082
Stephen G. Newberry	127,717,587	715,584	14,373,082
Krishna C. Saraswat	128,104,347	328,824	14,373,082
William R. Spivey	128,099,493	333,678	14,373,082
Abhijit Y. Talwalkar	126,297,099	2,136,072	14,373,082

All director nominees were duly elected.

(b) The vote on a proposal to approve on an advisory basis the compensation of the named executive officers of the Company (“Say on Pay”) was as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Total Shares Voted	105,881,689	21,834,961	716,521	14,373,082

The proposal was approved.

(c) The vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014 was as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Total Shares Voted	141,345,801	1,005,574	454,878	—

The appointment was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013

LAM RESEARCH CORPORATION

By:	/S/ SARAH A. O’DOWD
Sarah A. O’Dowd
Senior Vice President & Chief Legal Officer